Rackspace Reports Second Quarter Results
•Revenue grew 7.0 percent on a GAAP basis compared to Q2 2015
•Revenue grew 8.9 percent on a normalized basis compared to Q2 2015
•Net income margin was 6.8 percent
•Adjusted EBITDA margin was 35.8 percent
•Cash flow from operating activities was $165 million
•Free Cash Flow was $98 million
•On a fully diluted basis, GAAP EPS was 28 cents and Non-GAAP EPS was 38 cents

SAN ANTONIO - August 8, 2016 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended June 30, 2016.
On a GAAP basis, net revenue for the second quarter of 2016 was $524 million, up 7.0 percent from the second quarter of 2015. These results were adversely affected by shifts in currency exchange rates and the sale of its Jungle Disk business. Adjusted for those factors, on a normalized basis, net revenue grew 8.9 percent from the second quarter of 2015.
Net income for the second quarter of 2016 was $36 million, for a margin of 6.8 percent, up from 5.8 percent in the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 was $187 million, for a margin of 35.8 percent, up from 32.8 percent in the second quarter of 2015.
For the second quarter of 2016, cash flow from operating activities was $165 million and capital expenditures were $82 million. Free Cash Flow was $98 million. At the end of the second quarter of 2016, cash and cash equivalents were $544 million, and interest-bearing debt including capital lease obligations totaled $501 million. Return on Assets was 7.1 percent in the second quarter of 2016 compared to 6.4 percent in the second quarter of 2015. Return on Capital was 16.4 percent in the second quarter of 2016 compared to 11.8 percent in the second quarter of 2015. The company repurchased $66 million in shares in the second quarter of 2016.
"Demand is scaling rapidly for the expertise and managed services that we provide to businesses that use AWS, the Microsoft Cloud, and our OpenStack private cloud," said Taylor Rhodes, president and CEO of Rackspace. "We now serve almost 600 customers on these platforms, including some of the world's largest companies. During the second quarter, we demonstrated continued revenue growth, along with higher profitability, higher capital efficiency, strong operating cash flow and record free cash flow."
As Rackspace continues to focus on delivering expertise and Fanatical Support® for the world's leading clouds, while serving more enterprise customers, it has been divesting services that are not core to this strategy. Rackspace signed an agreement in July to sell its Cloud Sites business to Liquid Web. Liquid Web is a global provider of professional cloud and application hosting services with over $90 million in annual revenue. The transaction is expected to close in the third quarter of 2016.
For the third quarter of 2016, Rackspace expects revenue to be between $510 million and $515 million. Excluding the expected negative impact of currency movements and asset divestitures, Rackspace expects its normalized year-over-year growth rate for the quarter to range between 5 percent and 6 percent. For the full year of 2016, Rackspace expects revenue to be between $2.06 billion and $2.08 billion. These revenue estimates factor in approximately $70 million of negative impact from currency movements and asset divestitures. Excluding the expected negative impact, Rackspace expects its normalized growth rate for the year to range between 6.5 percent and 7.5 percent. Adjusted EBITDA margins are expected to range between 33 percent and 35 percent for the third quarter and the full year. Capital expenditures as a percent of revenue are expected to range between 16 percent and 18 percent for the full year.

Recent Highlights

•	Rackspace achieved AWS Marketing and Commerce Competency, and can help AWS customers architect, deploy and manage e-commerce solutions more effectively.

•
Rackspace announced Fanatical Support® for Amazon Web Services (AWS) is now available for customers with Payment Card Industry (PCI) and Health Insurance Portability and Accountability Act (HIPAA) workloads on AWS.

•	Fortune ranked Rackspace in its top 100 best places to work for millennials, who represent a major part of the talent pool in the cloud computing industry.

•	Rackspace completed the $500 million share buyback commitment that was announced last August.

•	Rackspace signed an agreement to sell its Cloud Sites business to Liquid Web, which is expected to close in the third quarter of 2016.

Conference Call and Webcast
Rackspace's executive management will host a conference call to discuss the results for the second quarter of 2016 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-954-0696; from the United Kingdom, dial 0800-528-0984; and from Hong Kong, dial 800-968-283.

A live webcast and a replay of the conference call, along with an earnings slide presentation, will be available on Rackspace's website, located at ir.rackspace.com.

Non-GAAP Financial Information

Adjusted EBITDA, revenue growth adjusted for foreign currency and asset divestitures, Return on Capital, Free Cash Flow, and Non-GAAP EPS are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
With respect to our third quarter of 2016 and full year 2016 expectations given above, reconciliations of revenue growth adjusted for foreign currency and asset divestitures to net revenue are included in the financial statement tables that accompany this press release. A reconciliation of Adjusted EBITDA margin to net income margin cannot be provided without unreasonable efforts due to high variability in net non-operating foreign currency exchange gains or losses and the inability to predict future acquisitions, dispositions, and certain other items that arise from time to time, the impact of which is excluded from Adjusted EBITDA margin. The Company is unable to address the probable significance of the unavailable information.
About Rackspace

Rackspace (NYSE: RAX), the #1 managed cloud company, helps businesses tap the power of cloud computing without the complexity and cost of managing it on their own. Rackspace engineers deliver specialized expertise, easy-to-use tools, and Fanatical Support® for leading technologies developed by AWS, Google, Microsoft, OpenStack, VMware and others. The company serves customers in 120 countries, including more than half of the FORTUNE 100. Rackspace was named a leader in the 2015 Gartner Magic Quadrant for Cloud-Enabled Managed Hosting and has been honored by Fortune, Forbes, and others as one of the best companies to work for. Learn more at www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the impact of divestitures, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace's Form 10-K/A for the year ended December 31, 2015, filed with the SEC on June 13, 2016, and subsequent filings and in the 10-Q for the quarter ended June 30, 2016, expected to be filed no later than August 9, 2016. Except as required by law, Rackspace assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
jessica.drought@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In millions, except per share data)	June 30, 2015	March 31, 2016	June 30, 2016	June 30, 2015	June 30, 2016
Net revenue	$489.4	$518.1	$523.6	$969.6	$1,041.7
Costs and expenses:
Cost of revenue	165.4	180.4	171.5	328.2	351.9
Research and development	33.2	27.6	26.9	65.2	54.5
Sales and marketing	64.4	63.7	63.8	123.4	127.5
General and administrative	86.5	85.7	92.5	173.1	178.2
Depreciation and amortization	97.7	104.0	104.6	194.6	208.6
Total costs and expenses	447.2	461.4	459.3	884.5	920.7
Gain on sale	—	24.5	—	—	24.5
Income from operations	42.2	81.2	64.3	85.1	145.5
Other income (expense):
Interest expense	(1.9)	(10.5)	(10.3)	(2.3)	(20.8)
Interest and other income (expense)	1.4	1.1	0.4	(0.6)	1.5
Total other income (expense)	(0.5)	(9.4)	(9.9)	(2.9)	(19.3)
Income before income taxes	41.7	71.8	54.4	82.2	126.2
Income taxes	13.4	23.0	18.6	26.4	41.6
Net income	$28.3	$48.8	$35.8	$55.8	$84.6

Net income per share
Basic	$0.20	$0.37	$0.28	$0.39	$0.66
Diluted	$0.20	$0.37	$0.28	$0.39	$0.66

Weighted average number of shares outstanding
Basic	142.4	130.3	126.1	141.9	128.2
Diluted	144.5	131.0	127.0	144.4	129.0

Consolidated Balance Sheets

(In millions)	December 31, 2015	June 30, 2016
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$484.7	$544.3
Accounts receivable, net of allowance for doubtful accounts and customer credits of $7.3 as of December 31, 2015 and $8.0 as of June 30, 2016	174.4	168.6
Prepaid expenses	46.6	45.1
Other current assets	12.7	14.6
Total current assets	718.4	772.6

Property and equipment, net	1,148.0	1,071.6
Goodwill	81.1	80.4
Intangible assets, net	9.1	4.8
Other non-current assets	57.6	67.4
Total assets	$2,014.2	$1,996.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$136.3	$155.6
Accrued compensation and benefits	57.3	54.7
Income and other taxes payable	12.0	8.8
Deferred revenue	29.6	28.6
Capital lease obligations	1.7	0.5
Total current liabilities	236.9	248.2

Non-current liabilities:
Debt	492.4	492.8
Finance lease obligations for build-to-suit leases	164.3	153.0
Deferred income taxes	54.8	60.9
Deferred rent	49.5	49.3
Deferred revenue	1.6	1.6
Capital lease obligations	0.2	0.3
Other liabilities	46.4	33.2
Total liabilities	1,046.1	1,039.3

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	834.5	859.7
Accumulated other comprehensive loss	(36.2)	(62.8)
Retained earnings	169.7	160.5
Total stockholders’ equity	968.1	957.5
Total liabilities and stockholders’ equity	$2,014.2	$1,996.8

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(In millions)	June 30, 2015	March 31, 2016	June 30, 2016	June 30, 2015	June 30, 2016
Cash Flows From Operating Activities
Net income	$28.3	$48.8	$35.8	$55.8	$84.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97.7	104.0	104.6	194.6	208.6
Deferred income taxes	(15.0)	2.4	2.5	(30.3)	4.9
Share-based compensation expense	20.4	17.8	18.4	40.4	36.2
Excess tax benefits from share-based compensation arrangements	(18.6)	(15.8)	(10.2)	(38.8)	(26.0)
Gain on sale	—	(24.5)	—	—	(24.5)
Other operating activities	2.2	4.0	2.3	5.0	6.3
Changes in operating assets and liabilities:
Accounts receivable	(6.5)	(0.5)	(2.5)	(8.3)	(3.0)
Prepaid expenses and other current assets	(8.1)	(1.0)	0.1	(7.3)	(0.9)
Accounts payable, accrued expenses, and other current liabilities	16.0	20.8	20.4	42.9	41.2
Deferred revenue	2.7	(2.0)	1.6	7.0	(0.4)
Deferred rent	(0.4)	(0.3)	(0.2)	—	(0.5)
Other non-current assets and liabilities	4.2	2.5	(7.9)	7.2	(5.4)
Net cash provided by operating activities	122.9	156.2	164.9	268.2	321.1
Cash Flows From Investing Activities
Purchases of property and equipment	(104.7)	(82.9)	(76.7)	(197.2)	(159.6)
Proceeds from sale	—	27.0	—	—	27.0
Other investing activities	0.7	(3.0)	(10.9)	1.4	(13.9)
Net cash used in investing activities	(104.0)	(58.9)	(87.6)	(195.8)	(146.5)
Cash Flows From Financing Activities
Repayments of debt	—	—	—	(25.1)	—
Payments for debt issuance costs	—	(0.4)	—	—	(0.4)
Principal payments of capital and build-to-suit leases	(4.4)	(0.8)	(0.6)	(10.0)	(1.4)
Payments for deferred acquisition obligations	—	—	—	(0.1)	—
Repurchase of common stock	—	(60.8)	(72.4)	—	(133.2)
Shares of common stock withheld for employee taxes	—	(0.3)	(0.2)	—	(0.5)
Proceeds from employee stock plans	6.7	0.2	2.7	28.5	2.9
Excess tax benefits from share-based compensation arrangements	18.6	15.8	10.2	38.8	26.0
Net cash provided by (used in) financing activities	20.9	(46.3)	(60.3)	32.1	(106.6)
Effect of exchange rate changes on cash and cash equivalents	1.6	(1.5)	(6.9)	(0.9)	(8.4)
Increase in cash and cash equivalents	41.4	49.5	10.1	103.6	59.6
Cash and cash equivalents, beginning of period	275.7	484.7	534.2	213.5	484.7
Cash and cash equivalents, end of period	$317.1	$534.2	$544.3	$317.1	$544.3
Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$46.9	$(4.1)	$5.4	$44.6	$1.3
Increase (decrease) in accrual for repurchases of common stock not yet settled	$—	$6.8	$(6.8)	$—	$—

(1)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Growth
Net revenue	$489.4	$508.9	$522.8	$518.1	$523.6
Revenue growth (year over year)	11.0%	10.7%	10.7%	7.9%	7.0%
Constant currency revenue growth (year over year) (1)	13.7%	12.9%	12.0%	9.2%	8.2%
Revenue growth adjusted for foreign currency and asset divestiture (year over year) (1)	N/A	N/A	N/A	9.9%	8.9%

Number of employees (Rackers) at period end	6,115	6,177	6,189	6,203	6,199
Number of servers deployed at period end (2)	116,329	118,654	118,177	116,507	114,231
Average monthly revenue per server	$1,416	$1,444	$1,472	$1,472	$1,513

Profitability
Net income	$28.3	$35.5	$31.1	$48.8	$35.8
Net income margin	5.8%	7.0%	6.0%	9.4%	6.8%

Income from operations	$42.2	$55.0	$59.9	$81.2	$64.3
Depreciation and amortization	$97.7	$101.3	$104.0	$104.0	$104.6
Share-based compensation expense:
Cost of revenue	$4.1	$4.2	$4.5	$4.1	$4.4
Research and development	$5.7	$2.4	$2.4	$2.2	$2.4
Sales and marketing	$2.8	$2.7	$1.5	$2.6	$2.8
General and administrative	$7.8	$10.3	$9.7	$8.9	$8.8
Total share-based compensation expense	$20.4	$19.6	$18.1	$17.8	$18.4
Gain on sale	$—	$—	$—	$(24.5)	$—
Adjusted EBITDA (1)	$160.3	$175.9	$182.0	$178.5	$187.3
Adjusted EBITDA margin	32.8%	34.6%	34.8%	34.5%	35.8%

Operating income margin	8.6%	10.8%	11.5%	15.7%	12.3%

Income from operations	$42.2	$55.0	$59.9	$81.2	$64.3
Adjustment for gain on sale	$—	$—	$—	$(24.5)	$—
Adjustment for build-to-suit lease impact (3)	$(0.4)	$(1.1)	$(2.3)	$(2.2)	$(2.6)
Income from operations, adjusted	$41.8	$53.9	$57.6	$54.5	$61.7
Effective tax rate	32.2%	30.4%	42.6%	32.1%	34.0%
Net operating profit after tax (NOPAT) (1)	$28.4	$37.5	$33.1	$37.0	$40.7
NOPAT margin	5.8%	7.4%	6.3%	7.1%	7.8%

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Capital efficiency and returns
Average total assets	$1,756.0	$1,787.9	$1,881.7	$2,019.8	$2,011.1
Return on assets (annualized)	6.4%	8.0%	6.6%	9.7%	7.1%

Interest bearing debt (4)	$6.9	$143.6	$501.9	$501.3	$500.8
Stockholders' equity	$1,233.9	$1,042.0	$968.1	$975.9	$957.5
Less: Excess cash	$(258.4)	$(128.0)	$(422.0)	$(472.0)	$(481.5)
Capital base	$982.4	$1,057.6	$1,048.0	$1,005.2	$976.8
Average capital base	$961.2	$1,020.0	$1,052.8	$1,026.6	$991.0
Capital turnover (annualized)	2.04	2.00	1.99	2.02	2.11
Return on capital (annualized) (1)	11.8%	14.7%	12.6%	14.4%	16.4%

Capital expenditures
Cash purchases of property and equipment	$104.7	$134.7	$143.0	$82.9	$76.7
Non-cash purchases of property and equipment (5)	$46.9	$(7.0)	$(46.5)	$(4.1)	$5.4
Total capital expenditures	$151.6	$127.7	$96.5	$78.8	$82.1

Customer gear	$117.3	$87.1	$61.8	$46.2	$47.4
Data center build outs	$15.8	$18.8	$10.6	$13.1	$9.7
Office build outs	$3.3	$6.1	$7.8	$0.3	$1.1
Capitalized software and other projects	$15.2	$15.7	$16.3	$19.2	$23.9
Total capital expenditures	$151.6	$127.7	$96.5	$78.8	$82.1

Infrastructure capacity and utilization
Megawatts under contract at period end (6)	63.6	63.6	62.2	62.2	62.2
Megawatts available for customer use at period end (7)	54.1	55.3	54.4	56.0	56.4
Megawatts utilized at period end	31.6	32.7	32.2	32.1	32.0
Annualized net revenue per average Megawatt of power utilized	$62.5	$63.3	$64.5	$64.5	$65.3

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)
During the fourth quarter of 2015, we decommissioned approximately 2,400 servers in order to replace older, less efficient gear and also as part of the migration of customers from existing data centers to our new London data center. The process of replacing older, less efficient gear continued in Q1 2016 and Q2 2016 as approximately 1,600 and 3,400 additional servers, respectively, were decommissioned.

(3)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(4)	Includes the outstanding principal amount of debt and capital lease obligations.

(5)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

(6)	Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space.

(7)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In millions)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net revenue	$489.4	$508.9	$522.8	$518.1	$523.6
Costs and expenses:
Cost of revenue	165.4	172.7	180.7	180.4	171.5
Research and development	33.2	29.9	29.8	27.6	26.9
Sales and marketing	64.4	61.8	58.3	63.7	63.8
General and administrative	86.5	88.2	90.1	85.7	92.5
Depreciation and amortization	97.7	101.3	104.0	104.0	104.6
Total costs and expenses	447.2	453.9	462.9	461.4	459.3
Gain on sale	—	—	—	24.5	—
Income from operations	42.2	55.0	59.9	81.2	64.3
Other income (expense):
Interest expense	(1.9)	(2.8)	(6.2)	(10.5)	(10.3)
Interest and other income (expense)	1.4	(1.1)	0.5	1.1	0.4
Total other income (expense)	(0.5)	(3.9)	(5.7)	(9.4)	(9.9)
Income before income taxes	41.7	51.1	54.2	71.8	54.4
Income taxes	13.4	15.6	23.1	23.0	18.6
Net income	$28.3	$35.5	$31.1	$48.8	$35.8

	Three Months Ended
(Percent of net revenue)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	33.8%	34.0%	34.6%	34.8%	32.8%
Research and development	6.8%	5.9%	5.7%	5.3%	5.1%
Sales and marketing	13.2%	12.1%	11.2%	12.3%	12.2%
General and administrative	17.7%	17.3%	17.2%	16.6%	17.7%
Depreciation and amortization	20.0%	19.9%	19.9%	20.1%	20.0%
Total costs and expenses	91.4%	89.2%	88.5%	89.1%	87.7%
Gain on sale	—%	—%	—%	4.7%	—%
Income from operations	8.6%	10.8%	11.5%	15.7%	12.3%
Other income (expense):
Interest expense	(0.4)%	(0.5)%	(1.2)%	(2.0)%	(2.0)%
Interest and other income (expense)	0.3%	(0.2)%	0.1%	0.2%	0.1%
Total other income (expense)	(0.1)%	(0.8)%	(1.1)%	(1.8)%	(1.9)%
Income before income taxes	8.5%	10.0%	10.4%	13.9%	10.4%
Income taxes	2.7%	3.1%	4.4%	4.4%	3.5%
Net income	5.8%	7.0%	6.0%	9.4%	6.8%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation, less gain on sale. The following table presents a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(In millions)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net revenue	$489.4	$508.9	$522.8	$518.1	$523.6

Net income	$28.3	$35.5	$31.1	$48.8	$35.8
Plus: Income taxes	13.4	15.6	23.1	23.0	18.6
Plus: Total other (income) expense	0.5	3.9	5.7	9.4	9.9
Plus: Depreciation and amortization	97.7	101.3	104.0	104.0	104.6
Plus: Share-based compensation expense	20.4	19.6	18.1	17.8	18.4
Less: Gain on sale	—	—	—	(24.5)	—
Adjusted EBITDA	$160.3	$175.9	$182.0	$178.5	$187.3

Net income margin	5.8%	7.0%	6.0%	9.4%	6.8%
Adjusted EBITDA margin	32.8%	34.6%	34.8%	34.5%	35.8%

Revenue Growth Adjusted for Foreign Currency and Asset Divestiture

We use revenue growth adjusted for foreign currency and asset divestiture as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations and the impact of the sale of certain assets of a non-strategic product line. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods. The effect of foreign currency is calculated by translating current period results using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. The effect of the asset divestiture is derived by reducing our net revenue by the amount of net revenue contributed by this product line in the periods being compared. The following table presents a reconciliation of revenue growth adjusted for foreign currency and asset divestiture.

	Three Months Ended
(In millions)	Net Revenue	Foreign Currency Translation	Net Revenue in Constant Currency	Asset Divestiture Adjustment	Revenue Growth Adjusted for Foreign Currency and Asset Divestiture
June 30, 2016	$523.6	$6.1	$529.7	$—	$529.7
June 30, 2015	489.4	—	489.4	(3.0)	486.4
Dollar change	$34.2		$40.3		$43.3
Percent change	7.0%		8.2%		8.9%

March 31, 2016	$518.1	$6.4	$524.5	$(0.2)	$524.3
March 31, 2015	480.2	—	480.2	(3.0)	477.2
Dollar change	$37.9		$44.3		$47.1
Percent change	7.9%		9.2%		9.9%

December 31, 2015	$522.8	$6.3	$529.1
December 31, 2014	472.5	—	472.5
Dollar change	$50.3		$56.6
Percent change	10.7%		12.0%

September 30, 2015	$508.9	$10.2	$519.1
September 30, 2014	459.7	—	459.7
Dollar change	$49.2		$59.4
Percent change	10.7%		12.9%

June 30, 2015	$489.4	$12.1	$501.5
June 30, 2014	441.2	—	441.2
Dollar change	$48.2		$60.3
Percent change	11.0%		13.7%

Return on Capital ("ROC")

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following table presents a reconciliation of ROC to Return on Assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(In millions)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net income	$28.3	$35.5	$31.1	$48.8	$35.8

Income from operations	$42.2	$55.0	$59.9	$81.2	$64.3
Adjustment for gain on sale	—	—	—	(24.5)	—
Adjustment for build-to-suit lease impact (1)	(0.4)	(1.1)	(2.3)	(2.2)	(2.6)
Income from operations, adjusted	$41.8	$53.9	$57.6	$54.5	$61.7
Effective tax rate	32.2%	30.4%	42.6%	32.1%	34.0%
Net operating profit after tax (NOPAT)	$28.4	$37.5	$33.1	$37.0	$40.7

Total assets at period end	$1,826.6	$1,749.2	$2,014.2	$2,025.4	$1,996.8
Add: Unamortized debt issuance costs (2)	—	—	7.6	7.4	7.2
Less: Excess cash (3)	(258.4)	(128.0)	(422.0)	(472.0)	(481.5)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(256.4)	(236.9)	(205.6)	(213.0)	(219.1)
Less: Deferred revenue (current and non-current)	(29.7)	(31.8)	(31.2)	(29.0)	(30.2)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases	(299.7)	(294.9)	(315.0)	(313.6)	(296.4)
Capital base	$982.4	$1,057.6	$1,048.0	$1,005.2	$976.8

Average total assets	$1,756.0	$1,787.9	$1,881.7	$2,019.8	$2,011.1
Average capital base	$961.2	$1,020.0	$1,052.8	$1,026.6	$991.0

Return on assets (annualized)	6.4%	8.0%	6.6%	9.7%	7.1%
Return on capital (annualized)	11.8%	14.7%	12.6%	14.4%	16.4%

(1)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(2)	Amount recorded as a direct deduction from the carrying value of the long-term debt liability in the consolidated balance sheets

(3)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

Free Cash Flow

We use Free Cash Flow as a supplemental measure to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund capital expenditures, which continue to be a significant investment required by our business.

We define Free Cash Flow as net cash provided by operating activities less cash purchases of property and equipment, plus excess tax benefits from share-based compensation arrangements. Excess tax benefits represent tax deductions for share-based compensation expense in excess of book compensation expense and reduce our income taxes payable. We have included the impact of excess tax benefits in Free Cash Flow to be consistent with the treatment of other tax benefits.

Free Cash Flow has limitations, including the fact that it does not represent the residual cash flow exclusively available for discretionary expenditures because we are obligated to make payments for debt service and other contractual obligations which have not been deducted from this measure. Therefore, Free Cash Flow should be evaluated in addition to, and not as a substitute for, other financial measures prepared in accordance with GAAP. The following table presents a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure, net cash provided by operating activities.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2015	June 30, 2016	June 30, 2015	June 30, 2016
Net cash provided by operating activities	$122.9	$164.9	$268.2	$321.1
Less: Cash purchases of property and equipment	(104.7)	(76.7)	(197.2)	(159.6)
Plus: Excess tax benefits from share-based compensation arrangements	18.6	10.2	38.8	26.0
Free cash flow	$36.8	$98.4	$109.8	$187.5

Non-GAAP EPS

Non-GAAP Net Income and Non-GAAP EPS are used as supplemental measures to facilitate comparisons to peer companies. Non-GAAP Net Income is defined as net income excluding non-cash charges for share-based compensation and other items that may arise from time to time, net of the related tax benefits. Non-GAAP EPS is calculated using Non-GAAP Net Income divided by the weighted-average number of shares on both an unadjusted basis and as adjusted to give effect to dilutive securities. The following table presents a reconciliation of these non-GAAP financial measures.

	Three Months Ended
(In millions, except per share data)	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Net income	$28.3	$35.5	$31.1	$48.8	$35.8

Adjustments:
Share-based compensation expense	20.4	19.6	18.1	17.8	18.4
Gain on sale	—	—	—	(24.5)	—
Total adjustments	20.4	19.6	18.1	(6.7)	18.4
Income tax expense (benefit) (1)	(6.6)	(5.9)	(8.2)	2.1	(6.3)
Total adjustments, net of tax	13.8	13.7	9.9	(4.6)	12.1

Non-GAAP net income	$42.1	$49.2	$41.0	$44.2	$47.9

Net income per share ("GAAP EPS")
Basic	$0.20	$0.26	$0.23	$0.37	$0.28
Diluted	$0.20	$0.25	$0.23	$0.37	$0.28

Non-GAAP net income per share ("Non-GAAP EPS")
Basic	$0.30	$0.35	$0.31	$0.34	$0.38
Diluted	$0.29	$0.35	$0.31	$0.34	$0.38

Weighted average number of shares outstanding
Basic	142.4	139.0	133.3	130.3	126.1
Diluted	144.5	140.6	134.2	131.0	127.0

(1)	Based on the GAAP effective tax rate for the period.

Expected Revenue Growth Adjusted for Foreign Currency and Asset Divestitures

As previously stated, we use revenue growth adjusted for foreign currency and asset divestitures as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations and the impact of certain asset divestitures. We also provide investors with expected revenue growth adjusted for foreign currency and asset divestitures for future periods. The following tables present reconciliations of expected revenue growth adjusted for foreign currency and asset divestitures for these future periods.

Three Months Ended
	Dollars (in millions)	Revenue growth (year over year)
Q3 2015 Actual:
Net revenue	$509

Q3 2016 Guidance:
Net revenue	$510 - $515	0.2% - 1.2%
Plus: Negative impact of currency movements	~$19	~3.7%
Plus: Negative impact of asset divestitures	~$5	~1.0%
Revenue adjusted for foreign currency and asset divestitures	$534 - $539	4.9% - 5.9%

Year Ended
	Dollars (in millions)	Revenue growth (year over year)
2015 Actual:
Net revenue	$2,001

2016 Guidance:
Net revenue	$2,060 - $2,080	3% - 4%
Plus: Negative impact of currency movements	~$50	~2.5%
Plus: Negative impact of asset divestitures	~$20	~1.0%
Revenue adjusted for foreign currency and asset divestitures	$2,130 - $2,150	6.5% - 7.5%